Exhibit 10-A

FY11 Officer Annual Cash (OAC) Incentive Plan

FY11 OFFICER ANNUAL CASH INCENTIVE PLAN

PURPOSE

It is Donaldson Company’s philosophy to provide a total compensation package that attracts, retains and motivates the best employees. The Incentive Plan provides variable incentive compensation for eligible positions and is designed to reward participating employees for their contributions toward Donaldson’s achievement of specific financial goals.

PLAN YEAR

The Plan Year coincides with Donaldson Company’s fiscal year of August 1st through July 31st.

PLAN ELIGIBILITY

All officers are eligible for the Officer Annual Cash Incentive Plan. Participants must work a regular full-time or regular part-time schedule during the Plan Year.

INCENTIVE OPPORTUNITY

Target incentive opportunity varies by level and position and is expressed as a percentage of the participant’s base salary effective as of the last working day in July or last working day in an eligible position.

Target incentive opportunity is as follows:

•	VP’s	40%
•	SVP’s/CFO	60%
•	CEO	80%

PERFORMANCE MEASUREMENT GOALS (Metrics)

Goals are financial and are weighted based on importance and relevance. Appropriate goals and goal weightings for each participant will vary based on the organization’s goals and the position’s job responsibilities. The minimum weighting for any goal is 10%. Each year the Human Resource Committee (HR Committee) of the Board of Directors establishes and approves the performance measurement goals for the officers eligible for this plan.

FY11 OFFICER ANNUAL CASH INCENTIVE PLAN

The following are the specific performance metrics for Officers with Corporate responsibility:

CORPORATE PERFORMANCE METRICS
	0% Threshold	100% Target	150% Target	200% Target
EPS	Record ($2.12)	Plan ($2.38)	+18% over Record ($2.50)	+24% over Record ($2.63)
OI%	Plan - 2.0%	Plan	Plan + 2.0%	N/A
NI%	Plan – 1.5%	Plan	Plan +1.5%	N/A
ROI	Cost of Capital	15.0%	20.0%	21.5%
Sales	90% of Plan	Plan	110% of Plan	N/A

The following are the performance metrics for Officers with Business Segment or Regional responsibility:

BUSINESS SEGMENT AND REGIONAL PERFORMANCE METRICS
	0% Threshold	100% Target	150% Target	200% Target
EPS	Record ($2.12)	Plan ($2.38)	+18% over Record ($2.50)	+24% over Record ($2.63)
OI%	Plan -2.0%	Plan	Plan + 2.0%	N/A
ROI	67% of Plan or the cost of capital, whichever is higher	Plan or straight-line interpolation if plan < cost of capital	Straight interpolation	Plan +43% or the record of past 4 years, whichever is higher
Sales	90% of Plan	Plan	110% of Plan	NA

The following are the performance targets:

	CEO	CFO	Section 16 Officers	Non Section 16 Officers
EPS	50%	40%	40%	30%
OI%	10%	0%	20%	25%
NI%	0%	20%	0%	0%
Sales	20%	20%	20%	20%
ROI	20%	20%	20%	25%

PAYOUT ELIGIBILITY

In order to be eligible for a payout, participants must be:

•	Performing at an acceptable level as determined by management and/or the HR Committee. Participants with a Requires Improvement (RI) performance rating are not eligible under any circumstance.
•	Actively employed by Donaldson on the last working day of the fiscal year.

FY11 OFFICER ANNUAL CASH INCENTIVE PLAN

INCENTIVE PAYOUTS

Incentive payouts will be available no later than October 15th following the end of the fiscal year. Payouts are subject to all applicable taxes and will be paid net of any required withholdings. Active participants must complete all annual performance management process requirements and acknowledge their new fiscal year goals before receiving their prior fiscal year Incentive Plan payout.

Officers are eligible to defer all or a portion of their incentive payout to the Donaldson Company, Inc. Deferred Compensation 401(k) Excess Plan. This deferral election must be made at least six months prior to the end of the performance period.

PAYOUT MODIFICATION

For the following situations, incentive payouts will be modified or prorated based on the month of change as listed in the following table:

Month of Change	New Hire/ Rehire / Newly Eligible	Job Change – Eligible Position to Another Eligible Position		Job Change –Eligible Position to Non- Eligible Position	Retirement, LTD, Death
		Job 1	Job 2
August	12/12	0	12/12	0	0
September	11/12	0	12/12	0	0
October	10/12	0	12/12	0	0
November	9/12	3/12	9/12	4/12	4/12
December	8/12	4/12	8/12	5/12	5/12
January	7/12	5/12	7/12	6/12	6/12
February	6/12	6/12	6/12	7/12	7/12
March	5/12	7/12	5/12	8/12	8/12
April	4/12	8/12	4/12	9/12	9/12
May	3/12	12/12	0	10/12	10/12
June	2/12	12/12	0	11/12	11/12
July	0	12/12	0	12/12	12/12

•	Job changes – incentive payout will be prorated by month of job change based on incentive opportunity and performance measurement goals defined for jobs 1 and 2.
•	Terminations (for any reason other than retirement, death, or LTD) – If an employee terminates employment prior to the end of the fiscal year, no incentive is earned. If an employee terminates after July 31st, the fiscal year’s incentive will be earned to the extent of the participant’s goal achievement.
•	Other – In the case of an unusual circumstance impacting a plan participant, management and the HR Committee reserves the right to withhold or adjust an incentive payout.

FY11 OFFICER ANNUAL CASH INCENTIVE PLAN

PLAN MODIFICATIONS

Donaldson Board of Directors and/or HR Committee reserves the right to modify, amend or cancel this plan at any time in response to changing business conditions or unforeseen circumstances. They also retain the right to make adjustments for any unusual item that has an unplanned impact on the incentive payout. Adjustments, if any, may have either a negative or positive effect on the incentive payout earned by a participant.

RIGHT TO CONTINUED EMPLOYMENT

Nothing contained in the Incentive Plan shall be construed to confer upon any employee the right to continued employment, or alter the company’s right to terminate his/her employment at any time.